Exhibit 10.4

ACQUISITION AGREEMENT

AND

PLAN OF SHARE EXCHANGE

AGREEMENT, made effective this November 1, 2013 (the “Effective Date”) by and among Innerscope Advertising Agency, Inc., a Nevada corporation, (“INNERSCOPE”); INTELA-HEAR, LLC., a California limited liability corporation (“INTELAHEAR”); [the “Agreement”] and the persons executing this Agreement (referred to collectively as “Members” and individually as “Member”) who own 100% of the outstanding equity of INTELAHEAR.

RECITALS

WHEREAS, INTELAHEAR has issued one membership unit, owned jointly by Mark Moore and Kim Moore; and

WHEREAS, INNERSCOPE desires to acquire all of the issued membership interests of INTELAHEAR in exchange (the “Exchange”) for 4,500,000 shares of common stock of INNERSCOPE; and

WHEREAS, INTELAHEAR and the Member agree to enter into the Exchange which shall result in INTELAHEAR becoming a wholly owned subsidiary of INNERSCOPE; and

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto intending to be legally bound hereby, agree as follows:

ARTICLE 1

EXCHANGE OF SECURITIES

1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, the parties hereto agree that the Members of INTELAHEAR shall deliver all of the currently issued and outstanding membership units of INTELAHEAR; and INNERSCOPE shall deliver 4,500,000 shares to be issued in exchange for the one membership unit of INTELAHEAR issued.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF INTELAHEAR

INTELAHEAR hereby represents and warrants to INNERSCOPE that:

2.1 Organization. INTELAHEAR is a limited liability corporation duly organized, validly existing, and in good standing under the laws of the State of California, has all necessary corporate powers to carry on its business as now owned and operated, and is duly qualified to do business and is in good standing in each of the states and other jurisdictions where its business requires qualification.

2.2 Capital. INTELAHEAR authorized capital presently consists of one membership unit issued and outstanding (the “INTELAHEAR Equity”). The issued and outstanding membership unit has been duly authorized, validly issued and are fully paid and non-assessable, and subject to no preemptive rights of any Member.

2.3 Business Plan. The business plan of INTELAHEAR (the “Business Plan”) presented to INNERSCOPE accurately describes the business and operations of INTELAHEAR. INTELAHEAR has all right title and interest in options, prospects and property discussed in such Business Plan or required to undertake the business and operations.

2.4 Compliance with Laws. INTELAHEAR has substantially complied with, and is not in violation of, all applicable federal, state or local statutes, laws and regulations, including, without limitation, any applicable building, zoning, environmental, employment or other law, ordinance or regulation affecting its properties, products or the operation of its business except where such non-compliance would not have a materially adverse effect on the business or financial condition of INTELAHEAR. INTELAHEAR has all licenses and permits required to conduct its business as now being conducted and as contemplated in its Business Plan heretofore disclosed to INNERSCOPE except where such non-compliance would not have a materially adverse effect on the business or financial condition of INTELAHEAR.

2.5 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, INNERSCOPE and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of INTELAHEAR. INTELAHEAR shall make available to INNERSCOPE and/or its attorneys all books and records of INTELAHEAR. If the transaction contemplated hereby is not completed, all documents received by INNERSCOPE and/or its attorneys shall be returned to INTELAHEAR and all information so received shall be treated as confidential.

2.6 Litigation. INTELAHEAR is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of INTELAHEAR, threatened against or affecting INTELAHEAR or its business, assets or financial condition, except for matters which would not have a material effect on INTELAHEAR or its properties. INTELAHEAR is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. INTELAHEAR is not engaged in any lawsuits to recover any material amount of monies due to it.

2.7 Ownership of Membership Unit. The delivery of INTELAHEAR Equity as contemplated herein will result in INNERSCOPE’S immediate acquisition of record and beneficial ownership of at least 100% of INTELAHEAR’s membership units, free and clear of all liens and encumbrances subject to applicable State and Federal securities laws. The membership unit was duly and validly issued, fully paid and non-assessable.

2.8 Ability to Carry Out Obligations. The execution and delivery of this Agreement by the Member and INTELAHEAR and the performance by the Members of the obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in: (a) any material breach or violation of any of the provisions of or constitute a material default under any license, indenture, mortgage, charter, instrument, articles of incorporation, by-laws, or other agreement or instrument to which INTELAHEAR is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any material agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of INTELAHEAR, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of INTELAHEAR.

2.9 Assets. INTELAHEAR has good and marketable title to all of the properties and assets, free and clear of all liens and encumbrances, except as noted therein, and except for liens of taxes not delinquent. The assets owned by INTELAHEAR are sufficient to operate the business of INTELAHEAR as fully described in the business model.

2.10 Indemnification. Members (severally in proportion to their equity in INTELAHEAR as set forth in Exhibit A) and INTELAHEAR agree to defend and hold INNERSCOPE harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of, or failure by INTELAHEAR or its Members to perform any of their respective representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by Member under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF INNERSCOPE

INNERSCOPE represents and warrants to INTELAHEAR and the Member that:

3.1 Organization. INNERSCOPE is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own its properties and to carryon its business as now owned and operated, and duly qualified to do business in each of such states and other jurisdictions where its business requires such qualification. INNERSCOPE may change its domicile to prior to closing. INNERSCOPE has heretofore delivered to INTELAHEAR true and complete copies of the Certificate of Incorporation (certified by the Secretaries of State or other appropriate official of its jurisdictions of incorporation) and By-laws (certified by Seller’s secretary or an assistant secretary), or comparable instruments, of INNERSCOPE as in effect on the date hereof. The stock books of INNERSCOPE which have been made available to INTELAHEAR for its inspection are true and complete. The stockholders are the sole record and beneficial owner of all of the outstanding capital stock of INNERSCOPE and there are no options, warrants or other agreements of any kind outstanding or proposed to be issued with respect to the capital stock of INNERSCOPE.

3.2 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Member shall have the opportunity to meet with INNERSCOPE’s accountants to discuss the financial condition of INNERSCOPE.  INNERSCOPE shall make available to Member all books and records of INNERSCOPE in its possession and control.

3.3 Compliance with Laws. To the best of the officers and directors of INNERSCOPE knowledge and belief, INNERSCOPE has complied with all, and is not in violation of any, applicable order, judgment, injunction, award, decree or writ (collectively, “Orders”), or any applicable law, statute, code, ordinance, rule, regulation or other requirement (collectively, “Laws”), including, without limitation, any applicable building, zoning, environmental or other law, ordinance, or regulation, of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, “Governmental Bodies”) affecting its properties or the operation of its business, except where non-compliance would not have a materially adverse effect on the business or operations of INNERSCOPE. INNERSCOPE has not made any illegal payment to officers or employees of any Governmental Body, or made any illegal payment to customers for the sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other illegal reciprocal practice, or made any illegal payment or given any other illegal consideration to purchasing agents or other representatives of customers in respect of sales made or to be made by INNERSCOPE.

3.4 Litigation. INNERSCOPE is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge and belief of INNERSCOPE, threatened against or affecting INNERSCOPE or its business, assets, or financial condition. INNERSCOPE is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. INNERSCOPE is not engaged in any lawsuits to recover any material amount of monies due to it except as disclosed herein.

3.5 Authority. The Board of Directors of INNERSCOPE has authorized the execution of this Agreement and the transactions contemplated herein, and when approved by the shareholders of INNERSCOPE it will have full power and authority to execute, deliver and perform this Agreement and this Agreement will be the legal, valid and binding obligation of INNERSCOPE, enforceable against INNERSCOPE in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

3.6 Ability to Carry Out Obligations. The execution and delivery of this Agreement by INNERSCOPE and the performance by INNERSCOPE will not conflict with or result in (a) any material breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which INNERSCOPE is a party, or by which it may be bound, nor will any consents or authorizations of any government body or other party other than those hereto be required, (b) an event that would violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, or otherwise cause the termination of or give any other contracting party to a contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, purchase order, sales order, agreement with customer, agreement with supplier, union contract, collective bargaining agreement, mortgage, license, permit, franchise, commitment or other binding arrangement, whether written, oral, express or implied, (“Contract”) the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, innovation or otherwise) under any contract to which INNERSCOPE is a party or by or to which it or any of its properties may be bound or subject, or result in the creation of any mortgage, lien, pledge, charge, security interest or encumbrance of any kind upon the properties of INNERSCOPE or to accelerate the maturity of any indebtedness or other obligation of INNERSCOPE, or (c) an event that would result in the creation or imposition of any material lien, charge, or encumbrance on any asset of INNERSCOPE.

3.7 Title. The shares of INNERSCOPE Stock to be issued pursuant to this Agreement will be, at closing, free and clear of all liens, security interests, pledges, charges, claims encumbrances and restrictions of any kind. None of such shares of INNERSCOPE are or will be subject to voting trusts or agreements, no person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement. INNERSCOPE is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the securities to be issued pursuant to this Agreement. There is no applicable local, state or federal law rule, regulation or decree which would, as a result of the issuance of the shares of INNERSCOPE Stock, impair, restrict or delay any voting rights with respect to the shares of INNERSCOPE Stock.

3.8 Indemnification. INNERSCOPE, jointly and severally, agree to indemnify, defend and hold Members, INTELAHEAR and INTELAHEAR’S directors, officers, employees, affiliates, successors and assigns representatives and agents harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, and reasonable attorney fees, that they shall incur or suffer, which arise out of, result from or relate to any inaccuracy in and any breach of, or failure by INNERSCOPE to perform any of its representations, warranties, covenants and agreements in this Agreement or in any exhibit or other instrument furnished or to be furnished by INNERSCOPE under this Agreement; and any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity.

3.9 Subsidiaries.  INNERSCOPE has no other operating subsidiaries as of the date of this Agreement.

ARTICLE 4

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF MEMBER

4.1 Membership Unit Ownership. The Members jointly hold a single unit of INTELAHEAR. The membership unit is owned of record and is held beneficially by each holder thereof, and such membership units are not subject to any lien, encumbrance or pledge. Each Member has the authority to exchange such shares pursuant to this Agreement.

4.2 Investment Intent. Each Member understands and acknowledges that the shares of INNERSCOPE Stock are being offered for exchange in reliance upon the exemption provided in Section 4(2) of the Securities Act of 1933 (the “Securities Act”) for non-public offerings; and each Member makes the following representations and warranties with the intent that the same may be relied upon in determining the suitability of each Member as a purchaser of securities.

(a) The INNERSCOPE Stock is being acquired solely for the account of each Member, for investment purposes only, and not with a view to, or for sale in connection with, any distribution thereof and with no present intention of distributing or reselling any part of the INNERSCOPE Stock.

(b) Each Member agrees not to dispose of his /her INNERSCOPE Stock or any portion thereof unless and until counsel for INNERSCOPE shall have determined that the intended disposition is permissible and does not violate the Securities Act of 1933 (the “1933 Act”) or any applicable state securities laws, or the rules and regulations thereunder.

(c) Each Member acknowledges that INNERSCOPE has made all documentation pertaining to all aspects of INNERSCOPE and the transaction herein available to him/her and to his/her qualified representative(s), if any, and has offered such person or persons an opportunity to discuss INNERSCOPE and the transaction herein with the officers of INNERSCOPE.

4.3 Members and Issued Membership Unit. Exhibit A annexed hereto sets forth the names, ownership and consents of owners of the Membership unit which represents 100% of the total issued and outstanding Membership interests of INTELAHEAR to this transaction.

4.4 Indemnification. Each Member recognizes that the offer of INNERSCOPE Stock to him/her is based upon his/her representations and warranties set forth and contained herein and hereby agrees to indemnify and hold harmless INNERSCOPE against all liability, costs or expenses (including reasonable attorney’s fees) arising as a result of any misrepresentations made herein by such Member.

4.5 Restrictive Legend. Each Member agrees that the certificates evidencing the INNERSCOPE Stock acquired pursuant to this Agreement will have a legend placed thereon which will restrict the sale of said shares for times and upon conditions that are subject to federal and state securities laws.

ARTICLE 5

PRE-CLOSING COVENANTS

5.1 Investigative Rights. From the date of this Agreement each party shall provide to the other party, and such other party’s counsels, accountants, auditors, and other authorized representatives, full access during normal business hours to all of INTELAHEAR’S and INNERSCOPE’S properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with any information concerning INTELAHEAR’S and INNERSCOPE’S affairs as the other party may reasonably request. Either party may terminate this Agreement by notice in writing to the other party if at any time in the seven day period after this agreement is signed either party determines in its discretion that the results of such investigation are such that it no longer wishes to proceed with the Closing and delivers notice terminating this Agreement.

5.2 Conduct of Business. Prior to the Closing, INTELAHEAR and INNERSCOPE shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither INTELAHEAR nor INNERSCOPE shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

ARTICLE 6

CLOSING

6.1 Closing. The Closing of this transaction shall be held at the offices of INNERSCOPE, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. In the event the Closing herein has not been completed by November 30, 2013 any party hereto may terminate this agreement and in such event this Agreement shall be null and void. At the Closing:

(a) INNERSCOPE shall present all corporate documentation necessary to authorize the issuance of the INNERSCOPE stock.

(b) Each Member shall present the certificates representing his/her/its Membership unit of INTELAHEAR being exchanged to INNERSCOPE.

(c) Each Member shall receive a certificate or certificates representing the number of shares of INNERSCOPE common stock for which the membership unit of INTELAHEAR shall have been exchanged. In lieu of actual delivery of a certificate the parties agree that the shares issued to the Membership unit owners of INTELAHEAR shall be duly recorded on the books and records of INNERSCOPE. All shares will be issued with an appropriate restrictive legend as set forth below:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(1) AND 4(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

ARTICLE 7

MISCELLANEOUS

7.1 Captions. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

7.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

7.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in anyone or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

7.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

7.5 Entire Agreement. This Agreement contains the entire Agreement and understanding among the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations and warranties of the parties.

7.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or delivered by a national courier service, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To INNERSCOPE:	InnerScope Advertising Agency, Inc.
2281 Lava Ridge Court Suite 130 Roseville, CA 95661

Attn: Mark Moore

To INTELAHEAR:	INTELAHEAR, LLC
2281 Lava Ridge Court Suite 130 Roseville, CA 95661

Attn: Matt Moore

7.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

7.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

7.10 Announcements. INNERSCOPE and Membership owners will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

7.11 Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transaction contemplated hereby is consummated.

7.12 Brokerage. INTELAHEAR, INNERSCOPE, and Membership unit owners, each represent that no finder, broker, investment banker or other similar person has been involved in this transaction. Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder’s fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party.

7.13 Survival of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for it, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year. Notwithstanding anything contained herein, any obligation to indemnify pursuant to a claim given within the applicable period hereunder shall continue in effect until such indemnification obligation is satisfied.

7.14 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

7.15 Arbitration of Disputes. Any dispute or controversy arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitration shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. Each party in such arbitration shall pay their respective costs and expenses of such arbitration and all the reasonable attorneys’ fees and expenses of their respective counsel. Venue for any legal action shall be brought in Placer County, California.

7.16 Facsimile Execution. This Agreement may be executed in counterparts by original or telefax signatures, and all counterparts of this Agreement which are executed by telefax signature shall be valid and binding as original signatures for all purposes.

7.17 Choice of Law. This Agreement and its application shall be governed by the laws of the state of Nevada.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives, all as of the date first written above.

InnerScope Advertising Agency, Inc.
(a Nevada corporation)
By:	/s/ Mark Moore
Mark Moore, President

INTELAHEAR, LLC
(a California limited liability corporation)
By:	/s/ Matthew Moore
Matthew Moore, Manager

EXHIBIT A

INTELAHEAR, LLC

Membership Unit Issued Ownership and Member Consent

INTELAHEAR LLC, a California limited liability corporation has issued a single Membership unit representing 100% of the ownership interest in the LLC. The membership unit is owned jointly, in equal interests, by Mark Moore and Kim Moore.

Both owners of the Membership unit certify the above as true and consent to this transaction:

Approved this 1st day of November, 2013:

Mark Moore	Kim Moore